Exhibit 3.2

AMENDED AND RESTATED

BYLAWS
OF

STREAMLINE HEALTH SOLUTIONS, INC.

A Delaware Corporation

Effective August 12, 2025

i

ii

AMENDED AND RESTATED

BYLAWS
OF
STREAMLINE HEALTH SOLUTIONS, INC.

ARTICLE I

NAME AND PURPOSE

Section 1.01    Name. The name of the corporation is Streamline Health Solutions, Inc. (the “Corporation”).

Section 1.02    Purpose. The nature of the business and the purposes to be conducted and promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE II

OFFICES

Section 2.01    Registered Office. The Corporation shall continuously maintain in the State of Delaware a registered office and a registered agent in compliance with the DGCL.

Section 2.02    Other Offices. The Corporation may also have offices at such other places in or outside of the State of Delaware as the Board of Directors may from time to time designate.

ARTICLE III

STOCKHOLDERS

Section 3.01    Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In lieu of being held in a physical place, any meeting of the stockholders may, if so determined by the Board of Directors, be held solely by means of remote communication to the extent permitted by Section 211(a)(2) of the DGCL. In the absence of any designation of such place or means of remote communication, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 3.02    Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting as permitted by the DGCL and Section 3.10 of these Bylaws, an annual meeting of stockholders (an “Annual Meeting”) will be held each year on a date and at a time designated by the Board of Directors. At each such Annual Meeting, directors will be elected and any other proper business may be transacted. Failure to hold an Annual Meeting in one or more years or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation, except as may be otherwise specifically provided in the DGCL.

Section 3.03    Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders holding a majority in voting power of the outstanding shares entitled to vote on any issues proposed to be considered at the special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the meeting notice.

Section 3.04    Quorum. The holders of a majority in voting power of the outstanding shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority in voting power of the outstanding shares entitled to vote at any meeting of stockholders present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 3.05    Voting and Action. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the outstanding shares entitled to vote on such question present in person or represented by proxy shall decide any question brought before such meeting (other than the election of directors), unless the question is one upon which, by express provision of the DGCL, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Any election of directors by stockholders shall be determined by a plurality of the votes cast by the holders of outstanding shares then entitled to vote for the election of directors.

Section 3.06    Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy in the manner provided under Section 212 of the DGCL. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section 3.07    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state place (if any), date and time of the meeting, the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 3.08    Adjourned Meetings. When a meeting is adjourned to another time or place, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the date, time and place (if any) thereof, and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 3.09    Record Stockholder List. If required by the DGCL, the officer who has charge of the stock ledger of the Corporation shall, no later than the tenth day before each meeting of stockholders, prepare a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, and such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 3.10    Action without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To the extent permitted by Section 228 of the DGCL, an electronic transmission consenting to an action to be taken and transmitted by a stockholder shall be deemed to be written and signed for the purposes of this Section 3.10. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01    Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or in the Certificate of Incorporation. The Board of Directors shall possess, and may exercise, any and all powers granted to the Corporation under the DGCL and the Certificate of Incorporation, subject to any limitations set forth in the Certificate of Incorporation.

Section 4.02    Number and Qualifications of Directors. The Board of Directors shall consist of not less than one director, the exact number of which shall be initially fixed by the sole incorporator of the Corporation and thereafter shall be fixed from time to time by the Board of the Directors. Each director must be a natural person, but directors need not be stockholders of the Corporation or residents of the State of Delaware. The Board of Directors may fix other qualifications for serving on the Board of Directors.

Section 4.03    Election and Term of Directors. Except as provided in Section 4.04, the directors shall be elected at each Annual Meeting (or by written consent in lieu of an annual meeting as permitted by the DGCL and Section 3.10 of these Bylaws) by a plurality of the votes cast by the holders of outstanding shares then entitled to vote for the election of directors. Each director so elected shall hold office for a term expiring at the next Annual Meeting following his or her election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. At any time after a director’s term expires, the Board of Directors may eliminate the directorship by reducing the number of directors, notwithstanding that such director continues to serve because a successor has not been duly elected and qualified.

Section 4.04    Vacancies and Newly Created Directorships. Vacancies in the Board of Directors and newly created directorships resulting from an increase in the number of directors constituting the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship in accordance with this Section 4.04 shall hold office for a term expiring at the next Annual Meeting following his or her election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.05    Removal of Directors. Any one or more of the directors, or the entire Board of Directors, may be removed with or without cause at any time by the holders of a majority in voting power of the outstanding shares then entitled to vote at an election of directors.

Section 4.06    Resignation. Except as otherwise required by law, a director may resign from the Board of Directors at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.07    Quorum of Directors and Action by the Board of Directors. Unless a greater proportion is required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 4.08    Meetings of the Board. Regular meetings of the Board of Directors may be held at such time as may from time to time be determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Special meetings of the Board of Directors may be held at any time and may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary upon the request of any two directors. Meetings of the Board of Directors may be held at any place in or outside of the State of Delaware. In lieu of being held in a physical place, any meeting of the Board of Directors may be held solely by means of conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

Section 4.09    Chairman of the Board. The Board of Directors may elect one director to be the Chairman of the Board who, if elected, shall preside at all meetings of the Board of Directors and perform such other duties as provided from time to time by these Bylaws and by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall serve for a term consistent with his or her Board term.

Section 4.10    Notice of Meetings. Notice of any regular or special meeting of the Board of Directors stating the place (or means of remote communication), date and time of the meeting shall be given to each director not less than twenty-four hours in advance of the meeting, or within such shorter time period as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. A notice need not state the business to be transacted at or the purpose of any regular or special meeting of the Board of Directors.

Section 4.11    Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent thereto in writing or by electronic transmission. Any person may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty days after such instruction is given or such provision is made, and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors in the same paper or electronic form as the minutes are maintained.

Section 4.12    Meetings by Remote Communication. Members of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 4.13    Committees.

(a)    The Board of Directors may designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to (i) amend or repeal any provision of the Certificate of Incorporation or these Bylaws, or adopt new Bylaws, (ii) remove or elect directors, (iii) increase or decrease the size of the Board of Directors or (iv) approve or adopt, or recommend to the stockholder, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval.

(b)    Unless otherwise provided by the Board of Directors or in the charter of such committee (if there be one), each member of a committee of the Board of Directors shall serve until such member ceases for any reason to be director or resigns or is removed from such committee, unless such committee shall be sooner terminated. The members of any committee may be removed or replaced, with or without cause, at any time by the Board of Directors. A director may resign from any committee of the Board of Directors at any time by giving notice in writing or by electronic transmission to the chairman of such committee, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect when delivered unless the resignation specifies a later effective time or an effective time determined upon the happening of an event or events. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

(c)    The Board of Directors may adopt a charter for any committee of the Board of Directors and otherwise establish requirements or procedures relating to the governance and operation of such committee, and to the extent not inconsistent with any such charter or any such requirements or procedures adopted by the Board of Directors, each committee of the Board of Directors may adopt, amend and repeal rules for the conduct of its business. Unless a greater proportion is required by law, the Certificate of Incorporation, the charter of such committee (if there be one) or a resolution of the Board of Directors, a majority of the directors then serving on a committee of the Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of those members present at a meeting at which a quorum is present shall be the action of the committee. Unless otherwise provided by the charter of such committee (if there be one) or any other requirements or procedures established by the Board of Directors or such committee, the provisions of these Bylaws applicable to meetings and actions of the Board of Directors (including Section 4.10 through Section 4.12) shall apply, mutatis mutandis, to meetings and actions of a committee of the Board of Directors, with all references therein to the Board of Directors being deemed references to a committee and all references therein to any director being deemed references to any director then serving on such committee. Each committee shall keep regular minutes of its proceedings.

Section 4.14    Compensation of Directors. The Corporation may pay reasonable compensation to directors for services rendered to the Corporation as directors or as members of any committee of the Board of Directors, in such amounts as may be fixed by the Board of Directors. In addition, directors may be reimbursed for expenses incurred in the performance of their duties to the Corporation, in reasonable amounts as approved by the Board of Directors or pursuant to Board-approved policy. For the avoidance of doubt, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.15    Entire Board of Directors. As used in these Bylaws generally, the term “entire Board of Directors” means the total number of directors that the Corporation would have if there were no vacancies

ARTICLE V

OFFICERS, AGENTS AND EMPLOYEES

Section 5.01    Officers. The officers of the Corporation may include a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers having such titles, powers and duties as the Board of Directors may designate. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders or directors of the Corporation. The Board of Directors may fix other qualifications for serving as an officer of the Corporation (or for serving in any particular office).

Section 5.02    Election and Term of Office. The officers shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

Section 5.03    Vacancies. Vacancies occurring in any office of the Corporation may be filled at any time by the Board of Directors. An officer elected to fill a vacancy in accordance with this Section 5.03 shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 5.04    Removal of Officers. Any officer may be removed with or without cause at any time by the Board of Directors. Such removal will be without prejudice to contract rights. The election of an officer shall not itself create contract rights.

Section 5.05    Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.06    Powers and Duties of Officers. Subject to the control of the Board of Directors, all officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as provided by these Bylaws and, to the extent not inconsistent herewith, as further provided by the Board of Directors, and as generally pertain to their respective offices.

(a)    Chief Executive Officer. The Chief Executive Officer shall serve as the principal executive officer of the Corporation and shall supervise and manage the overall business and affairs of the Corporation in accordance with policies and directives approved by the Board of Directors. To the extent not inconsistent with any limitations on authority that may be prescribed by the Board of Directors, the Chief Executive Officer may sign contracts or other instruments for the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and shall have all such further powers and perform all such further duties as are customarily and usually associated with the office of Chief Executive Officer or as may be prescribed from time to time by the Board of Directors. If the Board of Directors has not elected an individual to hold any other offices enumerated herein, the Chief Executive Officer shall be responsible for performing the duties assigned to such office, unless the Board of Directors or the Chief Executive Officer has assigned such duties to another officer.

(b)    Chief Financial Officer. Subject to the oversight of the Chief Executive Officer, the Chief Financial Officer shall be responsible for managing the financial affairs of the Corporation, including the preparation of the Corporation’s budget and financial statements, and jointly with the Treasurer, shall have the custody of, and be responsible for, all funds and securities of the Corporation. To the extent not inconsistent with any limitations on authority that may be prescribed by the Board of Directors or the Chief Executive Officer, the Chief Financial Officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the office of Chief Financial Officer or as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

(c)    Chief Operating Officer. Subject to the oversight of the Chief Executive Officer, the Chief Operating Officer shall be responsible for managing the day-to-day operations of the Corporation. To the extent not inconsistent with any limitations on authority that may be prescribed by the Board of Directors or the Chief Executive Officer, the Chief Operating Officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the office of Chief Operating Officer or as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

(d)    President. At the request of the Chief Executive Officer, or in the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all contracts and instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors. To the extent not inconsistent with any limitations on authority that may be prescribed by the Board of Directors or the Chief Executive Officer, the President shall have all such further powers and perform all such further duties as are customarily and usually associated with the office of President or as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

(e)    Vice Presidents. Vice Presidents shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.

(f)    Treasurer. The Treasurer shall have the custody of, and be responsible for, all funds and securities of the Corporation, shall deposit or cause to be deposited all monies and other valuable property of the Corporation in the names and to the credit of the Corporation in such banks or depositories as the Board of Directors or the Chief Executive Officer or Chief Financial Officer may designate, and shall keep or cause to be kept complete and accurate accounts of receipts and disbursements in books belonging to the Corporation. To the extent not inconsistent with any limitations on authority that may be prescribed by the Board of Directors, the Chief Executive Officer or Chief Financial Officer, the Treasurer shall have all such further powers and perform all such further duties as are customarily and usually associated with the office of Treasurer or as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation or removal from office, of all books, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

(g)    Secretary. The Secretary shall be responsible for the keeping of an accurate record of the proceedings of all meetings of the stockholders and the Board of Directors and shall perform like duties for committees of the Board of Directors when required. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall have custody of the corporate seal of the Corporation, if any, and shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature. The Board of Directors may also give general authority to any other officer or agent to affix the seal of the Corporation, if any, and to attest the affixing by his or her signature. To the extent not inconsistent with any limitations on authority that may be prescribed by the Board of Directors or the Chief Executive Officer, the Secretary shall have all such further powers and perform all such further duties as are customarily and usually associated with the office of Secretary or as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

(h)    Assistant Treasurers. Assistant Treasurers shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Treasurer. At the request of the Treasurer or in the Treasurer’s absence or in the event of the Treasurer’s inability or refusal to act, the Assistant Treasurer or the Assistant Treasurers (in the order designated by the Board of Directors or the Chief Financial Officer), shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of such Assistant Treasurer’s death, resignation or removal from office, of all books, money and other property of whatever kind in such Assistant Treasurer’s possession or under such Assistant Treasurer’s control belonging to the Corporation.

(i)    Assistant Secretaries. Assistant Secretaries shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the Secretary. At the request of the Secretary or in the Secretary’s absence or in the event of the Secretary’s inability or refusal to act, the Assistant Secretary or the Assistant Secretaries (in the order designated by the Board of Directors or the Chief Executive Officer), shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 5.07    Agents and Employees. The Board of Directors may appoint agents and employees who shall have such authority and perform such duties as the Board of Directors may designate. The Board of Directors may remove any agent or employee at any time with or without cause. Agents and employees of the Corporation may hold titles such as “president” of a division or other group within the Corporation, or “vice president” of a division or other group within the Corporation or similar titles. However, any such employee or agent, absent specific election by the Board of Directors as an elected corporate officer, (a) shall not be considered an officer elected by the Board of Directors pursuant to this Article V and shall not have the executive powers or authority of officers elected pursuant to this Article V, and (b) shall be empowered to execute documents, bind the Corporation or otherwise act on behalf of the Corporation only as authorized by the Chief Executive Officer, the President or by resolution of the Board of Directors.

Section 5.08    Compensation of Officers, Agents and Employees. The Corporation may pay compensation in reasonable amounts to officers, agents and employees for services rendered, such amount to be approved by the Board of Directors or pursuant to a Board-approved policy.

Section 5.09    Delegation. Except as otherwise required by law, the Board of Directors may delegate to any officer of the Corporation the power to elect, appoint and remove any agents or employees of the Corporation, to approve any compensation therefore and to the extent not inconsistent with these Bylaws, to designate the titles, powers and duties thereof.

ARTICLE VI

CAPITAL STOCK

Section 6.01    Certificates. Upon the request by any holder of stock of the Corporation, such holder will be entitled to have a certificate signed by, or in the name, of the Corporation by the Chief Executive Officer, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or an Assistant Treasurer of the Corporation, representing the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation).

Section 6.02    Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or certificates or the issuance of such new certificate or certificates.

Section 6.03    Transfers. Subject to any restrictions on transfer applicable thereto, (a) shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require, and (b) shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

Section 6.04    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date in accordance with Section 213 of the DGCL. If no record date is fixed, the record date shall be as set forth in Section 213 of the DGCL.

Section 6.05    Record Holders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as shown on its books as the holder in fact thereof for all purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

MISCELLANEOUS

Section 7.01    Dividends. Subject to the provisions of the Certificate of Incorporation and the DGCL, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may determine to be proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors believes conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve.

Section 7.02    Checks, Notes, Contracts. The Board of Directors shall determine who shall be authorized from time to time on the Corporation’s behalf to sign checks, drafts or other orders for payment of money, to sign acceptances, notes or other evidences of indebtedness, to enter into contracts or to execute and deliver other documents and instruments.

Section 7.03    Voting of Securities. Subject to the control of the Board of Directors, the Chief Executive Officer, the President or any Vice President may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation, with or without discretionary power and/or power of substitution, at any meeting of stockholders or other securityholder of any other corporation or organization, any of whose securities are held by the Corporation.

Section 7.04    Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.05    Corporate Seal. The Board of Directors may provide for a suitable seal bearing the name of the Corporation. The seal shall be in the charge of the Secretary and may be used by causing it or a facsimile thereof to be im‐pressed or affixed or in any other manner repro‐duced. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal on a document, it shall be sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 7.06    Notice. Without limiting the manner by which notice otherwise may be given effectively, whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any stockholder, officer, director or member of a committee, such notice may be given (a) personally, (b) by U.S. mail, with postage thereon prepaid, or by an established private courier service, in each case, addressed to such stockholder, officer, director or member of a committee at his or her mailing address as it appears on the records of the Corporation, (c) in the case of a stockholder, by electronic transmission directed to the stockholder’s electronic mail address as it appears on the records of the Corporation or by means of any other form of electronic transmission consented to by the stockholder to whom the notice is given, in each case, subject to the applicable provisions of Section 232 of the DGCL, or (d) in the case of any officer, director or member of a committee, by facsimile or email at his or her facsimile number or email address as it appears on the records of the Corporation, or by means of any other type electronic transmission designated by the Board of Directors for the giving of notice, including posting to an electronic network. Any such notice shall be deemed given (i) when delivered, if delivered personally, (ii) when deposited in the U.S. mail, if sent by mail, (iii) when received or when left at the applicable address, whichever is earlier, if sent by established private courier service, (iv) at the applicable time specified in Section 232 of the DGCL, if sent by electronic transmission to a stockholder, and (v) when sent, if sent by facsimile, email or other form of electronic transmission to an officer, director or member of a committee.

Section 7.07    Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any stockholder, officer, director or member of a committee, a waiver thereof in writing, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 7.08    Forum for Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty by any director, officer, stockholder, employee or agent of the Corporation, (c) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, or (d) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. The Corporation’s consent to the selection of an alternative forum shall not be applicable or have any effect except in the specific instance in which it is given and shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 7.08 with respect to any other current or future actions.

Section 7.09    Statutory References. Any reference in these Bylaws to any section of the DGCL or any other law, rule or regulation shall, unless otherwise specified, include any amendments or successor provisions to such section.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

Section 8.01    Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise (each party with a right to such indemnification, an “Indemnified Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 8.02    Advancement of Expenses. To the fullest extent permitted by applicable law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 8.03    Permissible Indemnification. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Corporation and to persons serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise similar to those conferred in this Article VIII to Indemnified Persons the fullest extent permitted by applicable law.

Section 8.04    Nonexclusivity of Indemnification. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, Bylaw, agreement, vote of the Board of Directors or otherwise and shall not restrict the power of the Corporation to make any indemnification permitted by law.

Section 8.05    Primacy of Obligations. The Indemnified Persons may also have certain rights to indemnification by current or former direct or indirect stockholders of the Corporation and/or any of their respective affiliates, and/or insurance provided by such stockholders (excluding the Corporation and its subsidiaries, collectively, the “Affiliate Indemnitors”). The Corporation and its subsidiaries, jointly and severally, are the indemnitors of first resort (it being understood, for the avoidance of doubt, that the obligations of the Corporation hereunder to the Indemnified Persons are primary, and any obligation of the Affiliate Indemnitors to advance expenses or to provide indemnification to the Indemnified Persons are secondary). The Corporation irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect of advancements or other payments. No advancement or other payment by the Affiliate Indemnitors on behalf of any Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification or advancement from the Corporation or any of its subsidiaries shall affect the foregoing, and the Affiliate Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancements or other payments. Nothing in the foregoing shall be deemed a limitation on an Indemnified Person’s right to indemnification.

Section 8.06    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether for profit or not for profit, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VIII.

Section 8.07    Amendment; Severability. Any repeal or amendment of this Article VIII shall not adversely affect any right or protection of any Indemnified Person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such repeal or amendment. If any part of this Article VIII shall be found in any action, suit or proceeding to be invalid or ineffective, the validity and the effectiveness of the remaining parts shall not be affected.

ARTICLE IX

AMENDMENT

These Bylaws may be amended or repealed, in whole or in part, or new Bylaws may be adopted, by the Board of Directors, by a majority vote of the directors then in office.

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